Exhibit 23.1

Securities and Exchange Commission, Washington D.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of ICOP Digital, Inc. on Form S-8 (No. 333-121219) of our report dated March 11, 2005 appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Cordovano and Honeck, LLP

Denver, Colorado

April 5, 2005